Exhibit 21.1

Subsidiaries of the Company

•                  RBC Oklahoma, Inc.

•                  RBC Linear Precision Products, Inc.

•                  Industrial Tectonics Bearings Corporation

•                  Miller Bearing Company, Inc.

•                  Tyson Bearing Company, Inc.

•                  Bunting Acquisition Corp.

•                  Bremen Bearings, Inc.

•                  RBC de Mexico, S. de R.L. de C.V.

•                  Schaublin Holding S.A.

•                  Schaublin S.A.

•                  RBC France SAS

•                  Establissements J. Boragnet